                                  [LETTERHEAD]




                 Consent of George A. Hieronymus and Company, L.L.C.


We consent to the incorporation by reference in this Amended Annual Report on Form 10-K/A, filed with the Securities and Exchange Commission by NHP Incorporated (NHP) of our reports dated as shown in Exhibit A with respect to the audit of those entities as shown in Exhibit A for the year ended December 31, 1994, and the incorporation by reference of such report into NHP's Registration Statement on Form S-8 (No. 333-11933), NHP's Registration Statement on Form S-8 (No. 333-11863), NHP's Registration Statement of Form S-8 (333-11917), NHP's Registration Statement on Form S-8 (333-11857), and NHP's Registration Statement on Form S-8 (333-08137).




/s/ George A. Hieronymus and Company L.L.C.
--------------------------------------------
George A. Hieronymus and Company, L.L.C.
Mobile, Alabama
October 3, 1997

                                E X H I B I T   A



Real Estate Partnership                                   Report Date
-----------------------                                   -----------

Athens Arms Associates                                    January 27, 1995

Colonial Terrace I Associates                             January 27, 1995

Colonial Terrace II Associates                            January 27, 1995

